UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 19, 2010

             B2 HEALTH,  INC.
 (Exact name of registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	20-4456503 I.R.S. Employer Identification number

     7750 N.  Union Blvd., # 201, Colorado Springs, CO  80920
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:   719-266-1544

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2009, B2 Health, Ltd (the “Company”)  received written notice from FINRA informing the Company that it would be delisted from the OTC Bulletin Board effective January 19, 2010.  The Company’s Common Stock will continue to trade on the over-the-counter market and expects to be quoted on the Pink Sheets.  The Company expects that its ticker symbol on the Pink Sheets will be BTWO.PK.

ITEM 8.01	OTHER EVENTS

On January 19, 2010, the Company executed a Termination Agreement with DMI Life Sciences, Inc. terminating the non-binding letter of intent (the “LOI”) described in the Company’s Current Report on Form 8k filed January 19, 2010.

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title
99.1	Termination Agreement dated January 19, 2010

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

B2 Health, Inc. (Registrant)

Dated: January 21, 2010	____/s/ John B. Quam__________ John B. Quam, President